      As filed with the Securities and Exchange Commission on May 31, 2000
                                                       Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TELEFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)


                Delaware                                        23-1147939
  -----------------------------------                     ----------------------
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.

        630 West Germantown Pike
                Suite 450
          Plymouth Meeting, Pa                                    19462
  -----------------------------------                       --------------------
(Address of Principal Executive Offices)                       (Zip Code)



                          2000 STOCK COMPENSATION PLAN
                            (Full title of the plan)



                            Steven K. Chance, Esquire
                       Vice President and General Counsel
                              Teleflex Incorporated
                            630 West Germantown Pike
                                    Suite 450
                      Plymouth Meeting, Pennsylvania 19462
                     (Name and address of agent for service)



                                 (610) 834-6363
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Donald Beckman, Esquire
                         Saul, Ewing, Remick & Saul LLP
                               Centre Square West
                         1500 Market Street, 38th Floor
                           Philadelphia, Pa 19102-2186
                                 (215) 972-7777


               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                                Proposed
                                        Proposed Maximum        Maximum
Title of Securities to   Amount to be    Offering Price        Aggregate         Amount of Registration Fee (5)
    be Registered         Registered        Per Share        Offering Price
----------------------------------------------------------------------------------------------------------------
Common Stock, Par        3,612,558 (1)  $     34.875 (3)      $133,659,316.06             $35,286.06
Value $ 1.00 Per Share
                           387,442 (2)  $     28.250 (4)
                         ---------
                         4,000,000
----------------------------------------------------------------------------------------------------------------

(1) Represents shares issuable pursuant to grants not yet made under the Teleflex Incorporated 2000 Stock Compensation Plan.

(2) Represents shares issuable upon exercise of options previously granted but not yet exercisable under the Teleflex Incorporated 2000 Stock Compensation Plan.

(3) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, the average of the reported high and low sale prices of shares of Common Stock on May 24, 2000.

(4) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the stated exercise price of such options.

(5) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: Proposed maximum aggregate offering price multiplied by 0.000264.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.(1)

Item 2.  Registrant Information and Employee Plan Annual Information.(1)


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by Teleflex pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

                  (a) Teleflex's annual report filed on Form 10-K filed on March 23, 2000, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, for the fiscal year ended December 26, 1999;

                  (c)      All other reports filed by the Registrant pursuant to
                           Section 13(a)or Section 15(d) of the Exchange Act since December 26, 1999; and

                  (b) The description of Teleflex's Common Stock which is contained in any Registration Statement or report of Teleflex filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.



--------
(1) The information called for by Part I of Form S-8 is currently included in the description of the Teleflex Incorporated 2000 Stock Compensation Plan (the "Plan") which has been or will be delivered to each employee selected to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not being filed with this Form S-8.

         Copies of these documents (excluding exhibits) may be obtained without charge upon written request directed to:

         Herbert K. Zearfoss, Esquire
         Teleflex Incorporated
         630 West Germantown Pike, Suite 450
         Plymouth Meeting, Pennsylvania  19462

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interest of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145 further provides that a corporation similarly may indemnify any such person serving in any capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. Teleflex's Certificate of Incorporation limits the liability of directors of Teleflex to the maximum extent provided by Section 102(b)(7).

         Teleflex's By-laws provide broadly for indemnification of the officers, directors and employees of Teleflex to the extent that (i) such person is not insured or otherwise indemnified and (ii) the power to so indemnify has been or may be granted by statute. Teleflex maintains directors' and officers' liability insurance, as permitted by its By-laws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of the Registration Statement:

         5       Opinion of Saul, Ewing, Remick & Saul LLP
         23.1    Consent of PricewaterhouseCoopers LLP, independent accountants
         23.2    Consent of Saul, Ewing, Remick & Saul LLP (contained in
                    Exhibit No. 5)
         24      Power of Attorney (included on signature page of the
                    Registration Statement)
         99      Teleflex Incorporated 2000 Stock Compensation Plan

Item 9.  Undertakings.

         A.       Rule 415 Offering.

                  The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i. To include any propectus required by section
10(a)(3) of the Securities Act of 1933 ("Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that is incorporated herein by reference;

                           ii. To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

                           iii. To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Filings Incorporating Subsequent Exchange Act Documents By
                  Reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Filing Of Registration Statement On Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Teleflex certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Pennsylvania, on May 31, 2000.


                                       Teleflex Incorporated

                                       By:      /s/ Lennox K. Black
                                                -------------------------------
                                                Lennox K. Black
                                                Chairman of the Board
                                                (Principal Executive Officer)

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 31, 2000, by the following persons in the capacities indicated.




/s/ Lennox K. Black                    Chairman of the Board,                     May 31, 2000
------------------------------         (Principal Executive Officer)
Lennox K. Black



/s/ Harold L. Zuber, Jr.               Vice President and                         May 31, 2000
------------------------------         Chief Financial Officer
Harold L. Zuber, Jr.                   (Principal Financial Officer)


/s/ Stephen J. Gambone                 Controller and                             May 31, 2000
------------------------------         Chief Accounting Officer
Stephen J. Gambone                     (Principal Accounting Officer)


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 31, 2000, by Steven K. Chance as Attorney-in-Fact for a majority of the Board of Directors as of the date indicated below.

                  Patricia C. Barron, Director
                  Donald Beckman, Director
                  William R. Cook, Director
                  Joseph S. Gonnella, MD, Director
                  Sigismundus W. W. Lubsen, Director
                  Pemberton Hutchinson, Director
                  James W. Stratton, Director
                  Palmer E. Retzlaff, Director

Dated:   May 31, 2000                  By:  /s/ Steven K. Chance
         ---------------------              --------------------
                                            Steven K. Chance, Attorney-In-Fact

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lennox K. Black and Steven K. Chance, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Teleflex Incorporated, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.


              Signature                    Title                                   Date
              ---------                    -----                                   ----

/s/ Patricia C. Barron                 Director                                   May 31, 2000
-------------------------------
Patricia C. Barron

/s/ Donald Beckman                     Director                                   May 31, 2000
-------------------------------
Donald Beckman

/s/ William R. Cook                    Director                                   May 31, 2000
-------------------------------
William R. Cook

/s/ Joseph S. Gonnella, MD             Director                                   May 31, 2000
-------------------------------
Joseph S. Gonnella, MD

/s/ Sigismundus W. W. Lubsen           Director                                   May 31, 2000
----------------------------
Sigismundus W. W. Lubsen

/s/ Pemberton Hutchinson               Director                                   May 31, 2000
-------------------------------
Pemberton Hutchinson

/s/ James W. Stratton                  Director                                   May 31, 2000
-------------------------------
James W. Stratton

/s/ Palmer E. Retzlaff                 Director                                   May 31, 2000
-------------------------------
Palmer E. Retzlaff


                           EXHIBIT INDEX
 Exhibit
 Number                     Name of Document
--------------------------------------------------------------------------------

     5          Opinion of Saul, Ewing, Remick & Saul LLP

     23.1       Consent of PricewaterhouseCoopers LLP, independent accountants

     23.2       Consent of Saul, Ewing, Remick & Saul LLP (contained in
                Exhibit No. 5)

     24 Power of Attorney (included on signature page of the Registration Statement)

     99         Teleflex Incorporated 2000 Stock Compensation Plan